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Exhibit 23(a)

HOLTZ RUBENSTEIN & CO., LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 1, 1995 appearing in Water-Jel Technologies, Inc.'s annual report on Form 10-KSB for the fiscal year ended August 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Holtz Rubenstein & Co., LLP

HOLTZ RUBENSTEIN & CO., LLP
Melville, New York
February 27, 1996

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